UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2008 (July 1, 2008)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas	75201-6915
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective July 1, 2008, Scott C. Surplus was designated as principal accounting officer of Holly Logistic Services, L.L.C. (the “Company”), replacing Bruce R. Shaw, who previously held the position. The Company is the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P. (the “Partnership). Mr. Surplus reports directly to Bruce R. Shaw, who serves as Senior Vice President and Chief Financial Officer of the Company.
     Between 1984 and 2008, Mr. Surplus served in various positions for the Company and Holly Corporation (“Holly”), of which the Company is a wholly-owned subsidiary, and which owns a 46% interest in the Partnership, including the general partner interest. For the Company, Mr. Surplus served as Vice President, Treasury and Tax from December 2003 to March 2004; Vice President and Controller, May 2004 to January 2006; Vice President, Financial Reporting, January 2006 to January 2007; and Vice President, Risk Management, January 2007 to June 30, 2008. For Holly, Mr. Surplus served as Assistant to the Controller from 1984 to 1990; Assistant Treasurer, 1990 to March 2000; Vice President, Treasury and Tax, June 2000 to January 2004; Vice President and Controller, January 2004 to February 2005; Vice President, Financial Reporting, February 2005 to May 2007; and Vice President, Risk Management, May 2007 to May 8, 2008.
     Mr. Surplus currently serves as Vice President and Controller for Holly and the Company, to which capacities he was elected on May 8, 2008 and June 30, 2008, respectively. Mr. Surplus is a Certified Public Accountant and has a bachelor’s degree in Accounting from Miami University in Ohio and a master’s degree in Business Administration from the University of Texas at Arlington.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P.
its General Partner

By:	Holly Logistic Services, L.L.C.
its General Partner

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: July 7, 2008